UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________________
FORM 8-K
  _________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2025
  _________________________________________
AVIDITY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
 _________________________________________

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10578 Science Center Drive, Suite 125
San Diego, California 92121 92121
(Address of principal executive offices) (Zip Code)
(858) 401-7900
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant's Certifying Accountant.
The Audit Committee (the "Audit Committee") of the Board of Directors of Avidity Biosciences, Inc. (the "Company") has completed a competitive process to determine the Company's independent registered public accounting firm for the year ending December 31, 2025.

As a result of this process, on April 25, 2025, the Audit Committee approved the appointment of Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the year ending December 31, 2025, with such appointment to be effective immediately following the filing of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2025 (the "Q1 Form 10-Q"). In connection with the appointment of Deloitte, the Audit Committee approved the dismissal of BDO USA, P.C. ("BDO") on April 25, 2025 as the Company's independent registered public accounting firm effective upon the filing of the Q1 Form 10-Q.

The audit reports of BDO on the consolidated financial statements of the Company as of and for the years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and through April 25, 2025, (i) there were no "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to BDO's satisfaction, would have caused BDO to make reference to the matter in its report; and (ii) there were no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) other than as described below.

As reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 10-K”), the Company reported a material weakness in its internal control over financial reporting during such period. As disclosed in the 2023 10-K, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2023 due to management not having designed effective internal controls with respect to segregation of duties over certain information technology general controls (ITGCs) related to a module within the Company’s enterprise resource planning (ERP) system. These ITGCs were not operating effectively to (i) restrict access to certain data and the ability to make changes thereto, and (ii) monitor changes to such data. BDO’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, which was included in the 2023 10-K, contained an adverse opinion thereon.

The Audit Committee discussed the material weakness in the Company’s internal control over financial reporting with BDO, and the Company has authorized BDO to respond fully to inquiries of Deloitte concerning such material weakness. During fiscal year 2024, the Company remediated such material weakness, and BDO issued an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024.

The Company provided BDO with a copy of the disclosures in this Current Report on Form 8-K and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements in this Item 4.01. Such letter from BDO is attached as Exhibit 16.1 hereto.

In addition, during the Company’s two most recent fiscal years and through the date of this Current Report on Form 8-K, neither the Company, nor anyone on the Company’s behalf, consulted Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or

(ii) any matter that was either the subject of any “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

16.1	Letter to Securities and Exchange Commission from BDO USA, P.C., dated April 28, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: April 29, 2025	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial Officer